                                LICENSE AGREEMENT

     License Agreement (this "Agreement"), when executed by both parties, is effective as of the 30th day of June, 2001, by and between Marvel Enterprises
Inc., a Delaware corporation with offices at 10 East 40th Street, New York, NY
10016 ("Enterprises") and Marvel Characters, Inc., a Delaware corporation with an office at 10474 Santa Monica Boulevard, Suite 206, Los Angeles, California
90025 ("Character", Enterprises and Character, collectively "Marvel"), on the one hand and the party identified below ("Licensee") on the other.

1. BASIC INFORMATION AND TERMS

     The following information and terms appear for ease of reference in this
Section 1 and are set forth in greater detail in the indicated sections of this
Agreement which follow. This Section 1 is not itself a contract, but only a summary of certain terms of this Agreement.

(a) Licensee:     Famous Fixins, Inc.
                  250 West 57th Street, Suite 1112
                  New York, NY 10107
                  Attention:  Jody King
                  Tel:     212-245-7773, Fax: 212-245-7767 ("Licensee")

(b) Characters: Listed on Exhibit F
(c) Licensed Articles: Listed on Exhibit A                                      #3(a)
(d) Territory: United States and Canada.                                        #3(b)
(e) Channels of Distribution: Listed on Exhibit E                               #3(b)
(f) Commencement Date: June 30, 2001 Expiration Date: December 31, 2003         #3(c)
(g) Product Development/Submission Date: June 30, 2001                          #4(a)
(h) Trade Introduction Date: September 1, 2001                                  #5(a)
(i) Consumer Introduction Marketing Date: October 1, 2001                       #5(b)
(j) Post-Expiration Disposal Period: 90 days                                    #16(e)
(k) Royalty Rate: Seven and a half percent (7.5%) of Net Sales                  #5(a)
(1) Minimum Per Article Royalty: N/A                                            #5(a)
(m) Calendar Period for royalty payments: QUARTERLY                             #5(a)
(n) Royalty Report due with payment 30 days after end of Calendar Period.       #5(d)
(o) Minimum Royalty Guarantee: Twenty-Five Thousand US Dollars ($25,000)
    payable asfollows:                                                          #5(b)

     (i)  Advance: Ten Thousand US Dollars ($10,000), payable upon signing of
          this Agreement.                                                       #5(b)
     (ii) Remaining Balance:

                (1)      $7,500, payable on or before, March 1, 2002 and
                (2)      $7,500, payable on or before, December 15, 2002.

(p) Currency for all payments: United States Dollars                            #5(c)

(q)  Accounting statements with Royalties sent via wire transfer to: Bank of
     America, San Francisco, California; Branch: Bank of America, Warner Center,
     Regional Commercial Banking Office, 5945 Canoga Avenue, Woodland Hills,
     California 91367; ABA#:12100358; Credit: Marvel Characters, Inc.;
     Reference: D01054; Account #: 14650-00999. If wire is to be made via SWIFT or CHIPS: SWIFT address no.: BOFAUS6S; CHIPS participant no.: 043131; with a copy of reports to Accounts Receivable, Marvel Enterprises, Inc., 10 East
     40th Street, New York, NY 10016 (Marvel's New York Office). #6(e)

(r) Examination/Audit Fee: $500.00 per diem.                                    #5(e)

(s) Trademark and Copyright Notices:

         [Name(s) of character(s)] and        Copyright(C)[year of first
         the distinctive likeness(es)         publication of Marvel material
         thereof are Trademarks of            by Licensee, in Arabic numerals]
         Marvel Characters, Inc.              Marvel Characters, Inc.
         and are used with permission.        All Rights Reserved.
                                                                                #7(a)(h)

(t) Notice of Supervision:
    This [identify the Licensed Article] is produced under license from
    Marvel Characters, Inc.
                                                                                #7(c)

(u) Submission to Marvel's New York Office for approval:

             Twelve (12) samples of each Licensed Article upon
             completion of first production and each different
             piece of Associated Material therefor prior to sale
             or publication. Twelve (12) samples of each finished
             Licensed Article and each different piece of
             Associated Material annually thereafter, so long as
             it is being distributed by Licensee.
                                                                                #9 (a)

(v)  Insurance: A Combined Single Limit of $3,000,000 per occurrence.           #10(e)

2. RECITALS

     (a) Marvel has rights in and to the names, nicknames, abbreviated names, titles, stories, storylines, depictions, likenesses, poses, costumes, emblems, powers, characteristic concepts, themes, settings, personalities, modes of expression, phrases, pictorial and written graphics and other characteristic elements and contexts of the Characters identified in Section 1(b) hereof
(including those utilized in motion pictures, television films and home-video versions of any thereof and any copyrights, trademarks, service marks and other intellectual, literary, artistic, design, moral, industrial or commercial property rights and goodwill in connection with the Characters, stories, storylines, plots, dialogue, incidents, language, artwork, symbols, designs, depictions, likenesses, formats, poses, concepts, themes and graphic, photographic and other visual representations of, relating to and associated
With the Characters identified in Section l(b) hereof (which names, characters, etc. and/or each of the individual components thereof shall hereinafter be referred to as the "Property"), said Property being known and recognized by the general public and associated in the public mind with Marvel.

     (b) Licensee desires to utilize the Property in the manner hereinafter described.

3. GRANT OF LICENSE

     (a) Licensed Articles. Upon the terms and conditions and with the limitations and exceptions hereinafter set forth, Marvel hereby grants to
Licensee and Licensee hereby accepts the non-exclusive license right to utilize the Property but solely upon and in connection with the manufacture, promotion, sale, and distribution of the articles, products and/or services identified on
Exhibit A ("Licensed Articles") and in the Channels of Distribution identified in Exhibit E ("Channels of Distribution").

     (b) Territory/Channels of Distribution. The license hereby granted extends only to the Territory identified on 1(d) an within the Channels of Distribution identified in Section 1(e). Licensee expressly acknowledges and agrees that it is not licensed or authorized to use the Property, directly or indirectly, in any other area or Channel of Distribution, and that it is not licensed to and will not knowingly sell the Licensed Articles to persons who intend or are likely to resell them in any other area or Channel of Distribution, to the extent this provision is permitted by the applicable law at the time of such use, license or sale. Licensee shall stamp on all invoices, and shall require any affiliated distributor to stamp on its invoices, a prominent legend that states that the Articles are allowed to be sold only within the Territory.
Notwithstanding anything to the contrary contained herein, in the event that
Licensee sells or exploits the Licensed Articles outside either the Territory or
Channels of Distribution in violation of this Section 3(b), the royalty due
Marvel on such sales shall be the Net Sales.

     (c) Term. The license hereby granted shall commence on the Commencement
Date and terminate automatically on the Expiration Date (the "Term") set forth in Section 1(f), or the expiration of any renewal as provided herein, unless sooner terminated in accordance with the provisions hereof. In the event
Licensee commences any activities in connection with the Property prior to the
Commencement Date, all provisions of this Agreement for the benefit and protection of Marvel shall apply in full to such activities.

     (d) Scope of License. Notwithstanding anything contained herein to the contrary, nothing in this Agreement shall be construed to prevent Marvel from granting any other licenses for the use of the Property, in connection with the
Licensed Articles, for the Territory or Channels of Distribution to which this license extends, during the Term of this license or from utilizing directly or through one or more subsidiaries and affiliates the Property in any manner whatsoever. Licensee hereby acknowledges that the aforesaid licenses or uses do not conflict with or derogate from any rights being granted to Licensee hereunder.

4. RESERVATION OF RIGHTS

     (a) Marvel hereby reserves all rights not herein specifically granted to
Licensee, including but not limited to all rights with respect to the Licensed
Articles for any and all Channels of Distribution and/or delivery, including but not limited to premiums or giveaways, direct mail, electronic sales (whether made through the Internet, a commercial online service or otherwise), and vending machines and for sale at commercial venues presenting a live stage show based upon the Property such as an arena show or a touring mall show. As between the parties, such reserved rights are the sole and exclusive property of, and may be used or exercised solely by, Marvel. Any use or license by Marvel of such reserved rights, in any manner whatsoever, shall not be deemed unfair competition with, interference with, breach of or infringement of any of
Licensee's rights hereunder. It is also understood that Marvel is not required to itself continue the production of the Property or any part thereof. The scope of Licensee's rights will not be considered as expanded in any respect, by implication, operation of law or any other means except by a writing in accordance with Section 19(h). All reproduction and use of the Property will accrue solely to the benefit of Marvel. All rights and interests in any derivations, adaptations, compilations, translations, titles and other versions of the property are the exclusive property of Marvel, regardless of who created, produced or paid for such materials.

     (b) Television, etc. Except only for the visual reproduction or presentation of the actual Licensed Articles licensed hereunder or of the actual packaging therefor or as may be expressly provided in this Agreement, Licensee shall not use the Property or the Licensed Articles identified with the Property in connection with any manner of television, radio, motion picture, filmstrip, webcast, Internet broadcast, sound and/or visual recording or transmission device or media, or anything similar to the foregoing now known or hereafter developed without Marvel's prior written approval. The name and/or likeness of any performer portraying any character included within the Property on radio, television, or in any other media or form shall not be deemed to be included in the Property, and the use thereof is not licensed.

5. ROYALTIES, PAYMENTS, REPORTS AND RECORDS

     (a) Royalties. Licensee agrees to pay Marvel royalties at the Royalty Rate identified in Section 1(k). Royalties shall be calculated by either (i) applying the Royalty Rate to Licensee's Net Sales (as herein defined); or if applicable
(ii) multiplying the Minimum Per Article Royalty identified in Section 1(l) by the number of units sold by Licensee, its agents, affiliates, associates, subsidiaries or other related persons or companies ("Related Entities") from the sale or other exploitation of the Licensed Articles or from any use of the
Property permitted hereunder, whichever yields the greater royalty payment. Net
Sales shall mean the number of units sold by Licensee, or its Related Entities from the sale or other exploitation of the Licensed Articles or from any use of the Property permitted hereunder multiplied by Licensee's established wholesale price as published in its catalog, sales sheet and/or price sheet in force at the time of sale. No set-offs or deductions of any kind may be taken in the determination of Net Sales or the royalties due Marvel hereunder except only that Licensee may deduct standard trade discounts actually given and actual returns for damaged goods in the determination of Net Sales; notwithstanding the foregoing, the total deduction for trade discounts and actual returns may not exceed seven percent (7%) of Licensee's total gross sales for the Licensed
Articles. In the event that any sale or other exploitation of the Licensed
Articles licensed hereunder is made at a price lower than Licensee's ordinary charge for such items in the applicable Channel of Distribution, the royalty on any such sale or exploitation shall be calculated as if the price were that ordinarily charged by Licensee, regardless of whether or not Marvel has consented to such reduced price pursuant to Section 13 hereof. Royalties as specified herein shall become due on the last day of each Calendar Period specified in Section 1(m), for all Net Sales accruing in that Calendar Period and shall be paid not later than the number of days thereafter specified in
Section 1(n), accompanied by the Royalty Report required herein. Net Sales shall be deemed accrued for all purposes hereunder no later than ten (10) days after the invoice to which they relate is issued or the goods to which they relate are shipped, whichever is first to occur.

     (b) Advance and Minimum Royalty Guarantee. Licensee agrees to pay Marvel the Minimum Royalty Guarantee specified in Section 1(o) as a minimum guarantee against royalties to be paid Marvel during the Term of this license. As the first installment of the Minimum Royalty Guarantee, upon the signing hereof,
Licensee shall pay Marvel the Advance specified in Section 1(o)(i). Any unpaid balance of said Minimum Royalty Guarantee shall be paid to Marvel as provided in
Section 1(o)(ii). No part of the Advance or Minimum Royalty Guarantee shall in any event be repayable or refundable to Licensee.

     (c) Currency and Taxes. All payments to Marvel shall be made in the currency set forth in Section l(p), which amounts, if not stated shall be in
United States Dollars, shall be computed at the exchange rate existing at noon on the last business day preceding the day payment is due to be made hereunder.
If payment is late, Marvel has the option to require that payment be made at the exchange rate existing on the day preceding payment. All taxes, levies, charges or duties imposed on license rights, artwork or similar material, or payments therefor, shall be paid by Licensee and no deductions for such taxes, levies, charges or duties shall be made from amounts owed Marvel hereunder, it being the intent hereof that all royalties payable to Marvel be free and clear of any taxes, levies, charges or duties of any kind whatsoever.

     (d) Royalty Reports. For each Calendar Period specified in Section 1(m), commencing with the end of the Calendar Period following the Commencement Date of this license and continuing until a final certification of wind-up is delivered, Licensee shall furnish Marvel with a detailed Royalty Report certified to be accurate by an authorized officer of Licensee, showing all information called for by the statement form annexed hereto as Exhibit B for each Licensed Article. Each such Royalty Report shall be furnished to Marvel to the attention of the persons designated in Section 1(q), within. the time specified in Section 1(n) after the end of the Calendar Period for which such
Royalty Report is made, and shall be accompanied by payment to Marvel of any and all monies due Marvel and by Licensee's most current standard price (setting forth Licensee's wholesale and suggested retail prices) for the Licensed
Articles. Such Royalty Report shall be furnished to Marvel whether or not there are any Net Sales during the preceding Calendar Period, and whether or not any monies are then due Marvel. The failure or refusal of Licensee to timely furnish any such Royalty Report or payment shall be deemed a substantial and material breach of this Agreement and shall entitle Marvel to terminate this license as set forth in Section 15(a) hereof. The receipt or acceptance by Marvel of any of the Royalty Reports furnished pursuant to this Agreement or of any payments made hereunder (or the cashing of any checks paid hereunder) shall not preclude
Marvel from questioning its accuracy at any time, and in the event that any inconsistencies or mistakes are discovered in such Royalty Reports or payments, they shall immediately be rectified and the appropriate payment made by
Licensee, together with interest on any overdue payments at the rate specified in Section 17(c) hereof.

     (e) Records, Licensee shall maintain at its expense, detailed, accurate, full and complete records and books of account covering all transactions by it relating to this Agreement, and Marvel and its duly authorized representatives shall have the right, at least twice during each calendar year during normal business hours, and upon reasonable notice, to examine and/or audit such records and books of account and all other documents and materials in the possession or under the control of Licensee relating or pertaining to the subject matter or provisions of this Agreement and to make copies and/or extracts therefrom. In the event that Marvel's duly authorized representatives shall discover a deficiency for any accounting period of five percent (5%) or more by any such examination and/or audit, Licensee shall pay to Marvel the cost of such examination and/or audit. The Examination Audit Fee per them shall be as set forth in Section 1(r). Upon Marvel's demand, Licensee shall at its own expense furnish Marvel with a detailed report by an independent certified public accountant on the accuracy and preparation of the aforesaid Royalty Reports.
Licensee shall keep all such books of account and records available to Marvel for at least two (2) years after the termination or expiration of this license.
If Licensee fails to keep and disclose such records, Marvel shall have the right to estimate, and demand payment for, such additional royalty as may be indicated
owing by such trade information as may be available.

6. MARVEL'S TITLE AND GOODWILL

     (a) General. Licensee acknowledges (i) that Marvel is the owner of all right, title and interest in and to the Property, (ii) the great value of the goodwill associated with the Property, and that the Property has acquired secondary meaning in the mind of the public and (iii) that the trademarks and copyrights included in the Property, and the registrations therefor, are valid and subsisting. Licensee further agrees that it shall not during the Term of this license or at any time thereafter dispute or contest directly or indirectly, or do or cause to be done any act which in any way contests, impairs or tends to impair Marvel's exclusive rights and title to the Property, as well as any properties owned by Marvel which are not licensed hereunder, or the validity thereof or the validity of this Agreement, and shall not assist others in so doing.

     (b) Representations of Owner. Licensee shall not in any manner represent that it has any ownership in the Property, or in any properties owned by Marvel which are not licensed hereunder, or in any trademarks or copyrights included in the Property (or registrations therefor), but may, only during the Term of this license, and only if Licensee has complied with all laws and registration requirements within the Territory for so doing, represent that it is a
"licensee" or "official licensee" hereunder. Licensee shall not register or attempt to register any copyright or trademark in the Property, or in any properties owned by Marvel which are not licensed hereunder, in its own name or that of any third party, nor shall it assist any third party in doing so.

     (c) Use for Benefit of Marvel. Licensee agrees that any and all uses and sales by Licensee of the Property under this Agreement shall inure to the benefit of Marvel and that neither such uses or sales nor anything contained in this Agreement shall give or assign Licensee or any other person or entity any right, title or interest in the Property, or in any properties owned by Marvel which are not licensed hereunder, except the right to use the Property specifically in accordance with the provisions of this Agreement.

7. PROTECTION OF RIGHTS-INCLUDING COPYRIGHTS AND TRADEMARKS

     (a) General. Licensee shall cooperate fully and in good faith with Marvel for the purpose of Marvel's securing and preserving Marvel's (or any grantor of
Marvel's) rights in and to the Property. Upon creation of Licensed Articles embodying the Property, Licensee shall be deemed to have automatically assigned to Marvel all copyrights in the Property (and all adaptations, compilations, modifications, translations and versions thereof) embodied in the Licensed
Articles. In addition, Licensee shall execute any instruments requested by
Marvel to accomplish or confirm the foregoing and hereby irrevocably appoints
Marvel as its attorney-in-fact to execute such instruments if Licensee does not do so. Any such assignment shall be without consideration other than the mutual covenants and considerations of this Agreement.

     (b) Trademarks. Licensee acknowledges and agrees that the names, characters, symbols, designs, likenesses, and visual representations, among other things, comprising the Property are owned by Marvel, and that it shall cause to appear on everything which uses, bears or displays the Property or any part thereof, including all Licensed Articles, tags, labels and the advertising, promotional, packaging and display material therefor, a notice proclaiming and identifying the relevant portions of the Property appearing therein as properties of Marvel, as, for example, by labeling each name and character likeness with the notice specified in Section 1(s), or otherwise as Marvel may deem appropriate.

     (c) Notice of Supervision. Every Licensed Article and all advertising, promotional, packaging and display material therefor shall also bear the notice of supervision specified in Section 1(t) (or an equivalent if given prior written approval by Marvel) in order to notify the public that Marvel's standards are maintained.

     (d) Reference to Source. It is agreed that all trademarks and other references used by Licensee in connection with the Licensed Articles which might suggest that they are indicias of source, shall, with all of the goodwill relating thereto, inure to the benefit of and be the sole property of Marvel, except only that Licensee may use a house mark upon the Licensed Articles without being deemed to have assigned it to Marvel, provided it fairly appears only as Licensee's house mark.

     (e) Confusing Use. Licensee shall not use, and shall use its best efforts to keep others with whom licensee does business from using, the Property in any manner likely to cause confusion or doubt in the mind of the public as to the ownership and control thereof or in any manner that does not make clear that the
Property is owned and controlled exclusively by Marvel. In addition, Licensee shall not use or co-mingle with the Property, and shall use its best efforts to keep others from using or co-mingling with the Property, any other trademarks, characters or properties, whether owned by Licensee or another, so as to suggest that such other trademarks, etc. may have been created or may be owned, controlled, licensed or approved by Marvel or that they are in any way related to the Property or Marvel.

     Registration. Licensee agrees to fully cooperate with and assist Marvel, at
Marvel's expense, in the prosecution of any copyright, trademark or service mark applications concerning the Property that Marvel may desire to file, and for that purpose, Licensee shall, upon request, supply to Marvel enough samples of the Licensed Articles or other material as may be required in connection with any such application. Furthermore, Licensee shall execute any instrument Marvel shall reasonably deem necessary or desirable to record or cancel Licensee as a registered user of the trademarks of Marvel included in the Property, it being understood and agreed that Licensee's right to use the Property and the trademarks included therein in any country for which the filing of a registered user application is required, or is requested by Marvel, shall commence only upon the filing of such registered user application, but shall continue only so long as this license remains in effect.

     (g) Customer complaints. Licensee shall, in connection with its duty to use the Property so as to promote the continuing goodwill thereof, give immediate attention and take necessary action to satisfy all legitimate customer complaints brought against Licensee in connection with the Licensed Articles or other materials using the Property. Licensee shall give Marvel immediate notice of all complaints that might affect the good standing of the Property or the reputation of Marvel and also of all complaints that might result in legal action between Marvel and any third party, and cooperate with Marvel upon request to achieve as good a reputation and press for the Property as possible.

     (h) Copyright Notice. It is a condition of this license that prior to public distribution, Licensee shall cause to appear the copyright notice specified in Section 1(s) on all Licensed Articles, tags, labels and the advertising, promotional, packaging and display materials therefor, or otherwise as Marvel may instruct in writing or approve upon request.

     (i) Secure Copyrights. Marvel may secure, in its name (or the name of another, including Licensee, If desired by Marvel), to the fullest extent possible, the copyrights in the Property and the registrations, renewals and extensions thereof, embodied in the Licensed Articles, including all adaptations, translations, modifications and versions of the Property. It is also a condition of this license that all Licensed Articles and other materials produced under this Agreement shall be produced as works made for hire for
Marvel.

     (j) Claims by Licensee. Licensee shall not commence any court or administrative action against Marvel or against any other licensee of Marvel under the Property without giving Marvel thirty (30) days prior written notice and an opportunity by Marvel and/or such licensee to cure or correct the matter giving rise to the proposed action during said thirty (30) day period. In the event of any such action, Licensee shall give Marvel at least fifteen (15) days prior written notice before seeking any interim injunctive relief or restraining order.

8. QUALITY OF MERCHANDISE AND SERVICES; LICENSED ARTICLES

     (a) Licensee agrees that the Licensed Articles shall be of a high standard and of such style, appearance and quality as shall, in the judgment of Marvel, be adequate and suited to their exploitation to the best advantage and to the protection and enhancement of the Property and the goodwill pertaining thereto;
that the Licensed Articles shall be produced, maintained, manufactured, packaged, sold, distributed, advertised and serviced in accordance with all applicable laws; that the policy of sale, distribution, and/or exploitation by
Licensee shall be of equivalent high standard and style; and that the same shall in no manner reflect adversely upon the Property or Marvel. Licensee further agrees that all rights granted herein shall be exploited and exercised so as not to interfere with, detract from, or alter the concepts used by Marvel or known to the public and that Licensee shall use its best efforts to preserve the concepts therein. Accordingly, Licensee further specifically covenants and agrees to keep Marvel informed of its plans for use of the Property, and to consult Marvel as the Licensed Articles are being prepared, so that there will be full opportunity for Marvel to deter Licensee from any use that would alter the successful concepts associated with the Property, including any new concepts
Marvel fully develops for the Property. Licensee will consult with Marvel at every stage in designing the Licensed Articles regarding the utilization of the
Characters and the Property and shall work with Marvel to obtain Marvel's creative input concerning the Characters and the Property and the overall look and direction of the Licensed Articles. In connection therewith, Licensee shall be faithful in the portrayal of the Characters to the basic conceptualization of the Characters and the Property as well as Marvel's most current style guide for such Characters. To this end, before the first display of any kind of the
Licensed Articles or such other materials, but in no event later than the
Product Development/Submission Date provided in Section 1(g), Licensee shall submit to Marvel's New York Office, for written approval without charge, in a form acceptable to Marvel, all rough designs, concepts and/or prototypes of each item, class, part or category of the Licensed Articles and/or with respect to any Character licensed hereunder. After such rough material has been approved by
Marvel, and before any public display, Licensee shall further submit to Marvel's
New York Office, for written approval without charge, and in a form acceptable to Marvel, a pre-production sketch or model of each item, class, part or category of the Licensed Articles and/or with respect to any Character licensed hereunder. Any item submitted to Marvel shall be deemed disapproved unless the same shall be approved in writing within twenty (20) days, of receipt of the item. Licensee shall have ten (10) business days from receipt of Marvel's disapproval (or approval subject to modifications) of any submission, to make such modifications as Marvel may request and to re-submit the so revised material to Marvel for its written approval. If Licensee fails to submit the modified materials for approval within said ten (10) business day period on three occasions, notwithstanding anything to the contrary contained in this
Agreement, Marvel shall have the right to terminate this Agreement upon written notice with no cure period being required. Licensee's failure to comply with any of the provisions of this section shall be deemed a substantial and material breach of this Agreement and shall entitle Marvel to terminate this license as set forth in Section 15(e) hereof.

     (b) Revocation of Approval. In the event that the quality, appearance or style of any Licensed Article previously approved by Marvel ceases to be acceptable to Marvel, Marvel shall have the right, in its sole discretion, to withdraw its approval of such Licensed Article and to require that Licensee redesign such Licensed Article in a manner consistent with Marvel's new policies. In the event of such withdrawal, Licensee shall as soon as practicable cease the production of the previously approved Licensed Article and shall have a four (4) month sell-off period for such Licensed Article.

     (c) The Marvel Comic's logo and URL address for Marvel's website, currently located at WWW.MARVEL.COM (or such other logo as Marvel designates) and
Licensee's name, trade name (or a trademark of Licensee which Licensee has advised Marvel in writing that it is using) shall appear on permanently affixed labeling on each Licensed Article and, if the Licensed Article is sold to the public in packaging or a container, printed on such packaging or a container so that the public can identify the supplier of the Licensed Articles. On soft goods, "permanently affixed" shall mean sewn on. On hard goods, "permanently affixed" shall mean molded into or printed on the product. On packaging,
"permanently affixed" shall mean printed on the package. Licensee shall advise
Marvel in writing of all trade names or trademarks it is using on Licensed
Articles being sold under this license if such names or marks differ from your corporate name as indicated herein.

9. INSPECTION AND APPROVAL

     (a) Samples for Approval. The nature, quality, style and labeling of the
Licensed Articles and the packaging, labels, advertising and promotional material therefor as well as any press releases or public statements involving the Licensed Articles or this License Agreement, shall have the prior written approval of Marvel. To this end, before the first sale, distribution, display or release of any kind or in any media of the Licensed Articles or such other materials, Licensee shall submit to Marvel's New York Office, for Marvel's written approval without charge, the number of samples specified in Section 1(u)
of each Licensed Article manufactured hereunder upon completion of the first production, and each different piece of advertising, promotional, packaging and label material therefor as well as any propose press releases or public statements involving this License Agreement (the "Associated Material") Annually thereafter, Licensee shall submit to Marvel's New York Office, free of cost, for
Marvel's written approval, the number of samples specified in Section 1(u) of each of the finished Licensed Articles and each different piece of Associated
Material therefor. Any item submitted to Marvel shall be deemed disapproved unless the same shall be approved in writing within twenty (20) days of receipt of the samples. Licensee shall have ten (10) business days from receipt of
Marvel's disapproval (or approval subject to modifications) of any submissions to make such modifications as Marvel may request) and to re-submit the so revised material to Marvel for its written approval. If Licensee fails to submit the modified materials for approval within said ten (10) business day period on three occasions, Marvel shall have the right, notwithstanding anything to the contrary contained in this Agreement, to terminate this Agreement upon written notice with no cure period being required. After Licensed Articles or Associated
Materials have been approved pursuant to this agreement, Licensee shall not depart therefrom in any respect without Marvel's prior written consent. No approval of any submitted product or item by Marvel shall be construed to expand or enlarge the scope of the license granted hereunder. Licensee shall use reasonable efforts to make such changes as are reasonably requested by Marvel after an inadvertent approval or a change of conditions. In the event that this license involves the manufacture and/or sale of a food or drink product or a product intended for human use in the manner of a soap, shampoo, or a similar product, then it is an essential condition of this license, and Licensee covenants and agrees, that there shall not be the slightest departure from the quality or the formula approved by Marvel without the written consent of Marvel obtained in advance.

     (b) Inspection. Marvel or its authorized agents or representatives shall have access to Licensee's premises at all reasonable times, upon reasonable notice, with the right to a full inspection of the production of the Licensed
Articles in order to satisfy itself that its standards are maintained, and with the right to be supplied, on request, with a reasonable number of free samples of all Licensed Articles in preparation and the raw materials and ingredients used therein.

10. INDEMNIFICATION, LITIGATION AND INSURANCE

     (a) In its use of the Property, or any element or portion thereof, under this Agreement, Licensee shall exercise reasonable care, and shall cooperate fully with Marvel, to avoid infringing any rights found to be owned by others in the Territory. Upon learning of the existence or possible existence of rights held by others which may be infringed by the use of any element or portion of the Property under this Agreement, Licensee shall promptly notify Marvel in writing.

     (b) Infringement. Licensee shall promptly notify Marvel, in writing, of any imitations or infringements of the Property or the rights licensed hereunder which may come to Licensee's attention. Marvel shall have the sole right to determine whether or not any demand, suit or other action shall be taken on account of or with reference to any such infringements or imitations, and
Licensee shall not institute any suit or take any action on account of any such infringements or imitations without first obtaining the written consent of
Marvel to do so. Marvel, if it so desires, may commence or prosecute any suits or make any such demands in its own name or in the name of Licensee or join
Licensee as a party thereto. Licensee shall cooperate with Marvel and in any manner that Marvel may request in connection with any such demands, suits, claims or other actions. If Marvel elects not to sue, Licensee may request permission to bring suit and, with written permission, may bring suit at its own expense, provided Licensee indemnifies Marvel against any loss or damage, including any loss or damage to reputation or goodwill, and provided that trial counsel is approved by Marvel, keeps Marvel fully informed, and further provided that Marvel shall have the right to assume control of the litigation at any time, but is thereupon responsible for its own further litigation expense.
Nothing herein shall be construed as imposing any obligation upon Marvel to take action against any alleged infringer, nor to relieve Licensee from full compliance with any of the terms of this Agreement in the event that Marvel does not take such action.

     (c) Indemnification of Licensee. Marvel shall defend, indemnify and hold
Licensee harmless of, from and against any charge, suits, damages, costs, expenses (including attorneys' fees), judgments, penalties, claims, liabilities or losses of any kind or nature whatsover, which may be sustained or suffered by or secured against Licensee based upon or arising out of any actual or alleged trademark or copyright infringement arising solely out of the use by Licensee of the Property as authorized in this Agreement, provided that: prompt notice is given to Marvel of any such claims or suits and provided further that: Marvel shall have the option to undertake and conduct the defense and/or settlement of any such claims or suits and that Licensee cooperates with Marvel in the defense of such claims or suits and Licensee acts to mitigate any damages, and that and that no settlement of any such claims or suits is made without the prior written consent of Marvel. Marvel does not warrant any present or future commercial value of the Property.

     (d) Indemnification of Marvel. Licensee shall defend, indemnify and hold
Marvel, its parents, subsidiaries, associate and affiliate companies, harmless of, from and against any charges, suits, damages, costs, expenses (including attorneys' fees), judgments, penalties, claims, liabilities or losses of any kind or nature whatsoever, which may be sustained or suffered by or secured against Marvel in connection with the Licensed Articles, or based upon or arising out of any actual or alleged unauthorized use of any patent, trade secret, process, idea, method or device, or any copyright or trademark, other than under this license, or the packaging, distribution, promotion, sale or exploitation of the Licensed Articles, any actual or alleged defect in the
Licensed Articles or their packaging, whether latent or patent, including failure of said Licensed Articles or their packaging, distribution, promotion, sale or exploitation to meet any Federal, State or local, or other applicable laws or standards; or any other actual or alleged unauthorized action of
Licensee, including a breach of any term of this Agreement.

     (e) Insurance. Licensee shall obtain at its own expense and maintain during the Term of this Agreement and for three (3) years thereafter, general liability insurance including advertising, blanket contractual, product liability and completed operations liability coverages. In the event the Licensed Articles are books or other published materials or of an electronic nature such as software, computer programs, etc., Licensee also shall obtain at its own expense and maintain during the Term of this Agreement and for three (3) years thereafter
(five (5) years if the policy form is claims made) multi-media liability insurance which provides coverage for claims arising out of the published material and shall include but not be limited to the allegations of defamation, copyright infringement, invasion of right of privacy, or other personal injury and breach of implied contract. All insurance must be provided by a recognized insurance company having a Best's Rating of no less than "A" providing adequate protection at least in the amounts specified in Section 1(v) for personal bodily injury and property damage for Marvel and also for Licensee. Said insurance shall be primary and non-contributory with respect to any insurance carried by
Marvel. As proof of such insurance, a fully paid certificate of insurance naming
Marvel, its parent, subsidiary, associated and affiliated companies as insured parties shall be submitted to Marvel's New York Office by Licensee before any of the Licensed Articles are distributed or sold, and at the latest within thirty
(30) days after execution of this Agreement. Said insurance coverage shall be effective as of the date first written above. Any proposed change in the insurance policy(ies) affecting Marvel's coverage shall be submitted for review as to the policy compliance with the terms and conditions of this Agreement, to
Marvel's New York Office. Marvel shall be entitled, throughout the Term of this
Agreement, to a copy of the prevailing policy(ies) of insurance, which shall be furnished to Marvel's New York Office by Licensee. The policy(ies) of insurance must be non-cancelable except after thirty (30) days prior written notice to
Marvel's New York Office. As used in Section 10(b) and (d), "Marvel" shall also include the agents, employees, assignees and any sponsor of Marvel, any advertising agency, and their respective officers, directors, agents and employees. This provision shall survive the termination or expiration of this
Agreement. Notwithstanding anything herein to the contrary, in the event that
Licensee is not able to obtain, or fails to maintain any of the insurance coverages in the amounts contemplated by this Section 10(e), Licensee shall defend, indemnify, and hold Marvel, its parents, subsidiaries and affiliates harmless of, from and against any charges, suits, damages, costs, expenses
(including attorneys' fees), judgments, penalties, claims, liabilities or losses of any kind or nature whatsoever which may be sustained or suffered by or secured against Marvel or any affiliate thereof based on or arising out of the failure of Licensee to obtain or maintain any of the insurance coverages in the amounts contemplated by this Section 10.

11. ARTWORK

     Marvel shall supply Licensee subject to availability, with reasonable amounts of artwork including from the Marvel Style Guide depicting the Property for use in the Licensed Articles upon reasonable request by Licensee. The cost of providing copies of such style guide artwork, and the cost of both producing and providing copies of artwork, other than style guide artwork, which is specifically requested by and specifically prepared for Licensee or the reproduction thereof shall be paid by Licensee upon invoicing therefore.
Licensee understands that in the event any fees or royalties are due creators or artists as a result of certain artwork or storylines, Licensee shall be responsible for the payment of such fees and/or royalties upon invoicing therefor. Payment of artwork and any fees associated therewith shall not be credited against any guarantee or other amount due Marvel. All artwork involving the Property, or any reproduction thereof, and all copyrights therein shall, notwithstanding its use by Licensee, be and remain solely the property of Marvel and Marvel shall be entitled to use the same and to license the use of the same by others. Any reproduction or use of such artwork shall be on a non-exclusive basis. Licensee shall obtain and promptly furnish to Marvel's New York Office on the form annexed hereto as Exhibit C, an agreement signed by each person who creates, prepares or produces for or on behalf of Licensee (whether as an employee, an independent contractor or otherwise) any artwork involving the
Property or any reproduction thereof, stating that such artwork is a work made for hire for Licensee under the U.S. Copyright Laws and acknowledging that such person has no copyright or other rights of any kind in or to such artwork.
Licensee shall be deemed to have automatically assigned to Marvel all copyrights in any materials created by or for Licensee in the licensed articles. Further,
Licensee shall execute any Instruments requested by Marvel to accomplish or confirm the foregoing assignment, and hereby irrevocably appoints Marvel as its attorney-in-fact to execute such instruments if Licensee does not do so.

12. PROMOTION

     Marvel shall have the right, but shall not be under any obligation, to use the Property and/or the name of Licensee so as to give the Property, Licensee,
Marvel and/or programs connected with the Property full and favorable prominence and publicity. If the Licensed Articles appear in film produced by or under authority of Marvel, there shall be no obligation by Marvel to discontinue use of such film or any part thereof at the expiration or termination of this license and such continued use shall in no way be construed as an extension of the Term hereof or of this license.

13. DISTRIBUTION AND ADVERTISING

     Licensee shall diligently and continuously use its best efforts throughout the entire Territory licensed hereunder and during the entire Term of this license to distribute solely through the Channels of Distribution identified in
Exhibit E and sell the Licensed Articles, to make and maintain adequate arrangements for the distribution of the Licensed Articles, to promote and expand its sales hereunder to achieve the highest Gross Revenues practicably obtainable and to compete with any similar businesses, products or services.
Licensee shall sell and distribute the Licensed Articles at a competitive price and not on an approval, tie-in, consignment or 'sale or return' basis, and only to jobbers, wholesalers and distributors for sale and distribution to retail stores and merchants, and to retail stores and merchants for sale and distribution direct to the public. Licensee shall also have the right to distribute and sell the Licensed Articles on home shopping television programs provided Marvel's prior written approval of the dates for the shows, and the
Marvel product to be featured thereon, is obtained so that Marvel may avoid any conflicts with any previously scheduled home shopping television shows featuring
Marvel product. Failure to submit for prior written approval the dates of the show or the product shall be considered a breach of this Agreement for which
Marvel shall have the right, notwithstanding anything to the contrary contained in this Agreement, upon notice to Licensee, to terminate Licensee's rights to distribute and sell the Licensed Articles on home shopping television programs.
Licensee acknowledges that it has no right to and shall not without prior written consent of Marvel, sell or distribute the Licensed Articles to anyone whose sales or distributions are or will be made for publicity, promotional or tie-in purposes, combination sales, premiums, giveaways, by direct mail, electronic sales (whether made through the Internet, a commercial online service or otherwise), vending machines, or similar methods of merchandising, or whose business methods are or are reported to be questionable. Licensee shall not sell any of the Licensed Articles at a price twenty-five percent (25%) or more below
Licensee's established price for such Licensed Article, without obtaining
Marvel's prior written consent.

14.     SALE TO MARVEL

     (a) Licensee agrees to sell to Marvel the Licensed Articles at Licensee's cost for such Licensed Articles, and shall deliver the Licensed Article to
Marvel at Marvel's expense, and in any quantity Marvel orders, provided that (i)
the Licensed Articles so purchased shall not be resold by Marvel and (ii) the
Licensed Articles shall be on a royalty-free basis.

     (b) In the event Marvel wishes to purchase the Licensed Articles for resale purposes, Licensee shall sell to Marvel the Licensed Articles In any quantity
Marvel desires at no greater than Licensee's lowest wholesale selling price offered to third parties for such quantities, and Licensee shall pay royalties on all such sales to Marvel in accordance with the provisions hereof.

15. TERMINATION

     (a) In the event of failure by Licensee to furnish the royalty payments and/or Royalty Reports required hereunder in accordance with Section 5(a) hereof or to timely pay the Minimum Royalty Guarantee payments in accordance with
Section 5(b) of the Agreement, Marvel shall have the right to terminate this license upon ten (10) days' notice in writing, and such notice of termination shall become effective unless, within such ten (10) day period, Licensee shall completely remedy the breach and furnish the required payments and/or Royalty
Reports. Notwithstanding the foregoing, if Licensee fails to furnish the required payments and/or royalty Reports more than twice within an eighteen month period, Marvel shall have the right to terminate this Agreement immediately. In the event Licensee fails to submit samples prior to production or sale of the Licensed Articles or the distribution of associated articles in accordance with Section 9(a) hereof, or failure by Licensee to obtain Marvel's written approval of the samples submitted by Licensee articles in accordance with Section 9(a) hereof, this Agreement will automatically terminate with no prior notice to Licensee being required.

     (b) Marvel shall have the right to terminate this Agreement upon ten (10)
days prior notice upon the occurrence of any of the following events,

     (i) if Licensee shall become insolvent or fail to pay its debts and obligations on a current basis or shall make an assignment for the benefit of creditors or become involved in a receivership, bankruptcy or other insolvency or debtor relief proceedings, or any similar proceedings, in proceedings, voluntary or forced whereby it is limited in the free and unrestrained exercise of its own judgment as to the carrying out the terms of this Agreement;

     (ii) If Licensee shall cease to do business;

     (iii) if Licensee shall attempt to assign any of its rights under this
Agreement except pursuant to Section 19(f). For purposes of this Agreement, a merger or consolidation of Licensee with another person or entity, other than its parent or a wholly owned subsidiary, shall be deemed an assignment of this
Agreement;

     (iv) in the event that this Agreement is held invalid or unenforceable by the determination of any government or any court of competent jurisdiction; or

     (v) if any Licensed Articles become the subject of a recall by the Federal
Consumer Product Safety Commission or any corresponding state or federal agency and Licensee fails to take immediate action to recall such products.

     (c) Change in Character of Licensee. It is understood that the grant of the license herein by Marvel is premised upon the present character and composition of Licensee's management and Licensee's general good standing and reputation in the business community, and is therefore personal to Licensee. In the event of the sale or transfer of a substantial portion of the assets of Licensee's business or of a change in the controlling interest in Licensee's business or of a merger or consolidation of Licensee's business with any other entity, or in the event of substantial change in the management of Licensee or of Licensee's property being expropriated, confiscated or nationalized by the government, or in the event of the de facto control of Licensee or of any its subdivisions or agencies being assumed by a government, or government agency or representative,
Marvel may, at its option, terminate this license on thirty (30) days' written notice to Licensee.

     (d) Trade Introduction. In the event of failure by Licensee to introduce the Licensed Articles to retail accounts constituting a majority of Licensee's anticipated Net Sales by the Trade Introduction Date provided in Section 1 (h),
Marvel shall have the right to terminate this license upon thirty (30) days notice in writing, and such notice of termination shall become effective unless, within said thirty (30) day period, Licensee shall remedy the violation and comply with all conditions, and reasonably satisfy Marvel that it has done so.

     (e) Diligent Distribution. If within three (3) months from the applicable
Consumer Introduction Marketing Date or if no such date is specified, within six
(6) months after the effective date of this Agreement, or thereafter if in any three (3) consecutive months, Licensee fails to manufacture and sell meaningful quantities of each Item, class, part or category of the Licensed Articles within the Territory, or fails to so manufacture and sell Licensed Articles using each of the Characters included in the Property, Marvel, in addition to all other options and remedies available to it hereunder, may terminate this license on written notice with respect to any such item, class, part or category of the
Licensed Articles and/or with respect to any Characters which have not been so used, sold and distributed. Such notice shall be effective when mailed to
Licensee with no prior notice to Licensee being required.

     (f) Other Breach. Except as otherwise specifically set forth in this
Agreement, if Licensee shall violate, breach or be in default of any of its covenants or obligations under this Agreement or shall use bad faith in carrying out the provisions of this Agreement, Marvel , in addition to all other rights, also shall have the right to terminate this license upon thirty (30) days written notice, and such notice of termination shall become effective within said thirty (30) day period, unless Licensee shall completely remedy the violation and satisfy Marvel that all reasonable steps have been taken to prevent reoccurrence.

     (g) Other License and Properties. Licensee acknowledges and agrees that if
Licensee violates any of its obligations under this Agreement, Marvel shall have the right to terminate any other License Agreement with Licensee (or any affiliate of Licensee). In addition, Licensee acknowledges and agrees that if
Licensee violates its obligations under any other License Agreement between
Marvel and Licensee (or any affiliate of Licensee), or if Licensee (or any affiliate of Licensee) uses the Property or any part thereof beyond the scope of the license granted herein or uses any properties owned by Marvel which are not licensed to Licensee, Marvel shall have the right to terminate this License
Agreement. In either event, Marvel's right to terminate shall be effective upon ten (10) days notice in writing and such notice shall become effective unless
Licensee shall completely remedy the violation within the ten (10) day period and satisfy Marvel that such violation has been remedied.

16. OBLIGATIONS ON EXPIRATION OR TERMINATION

     (a) Reversion of Right. Immediately upon the expiration or termination of this license for any cause whatsoever, all the rights granted to Licensee hereunder shall cease and revert to Marvel, who shall be free to license others to use any or all of the rights granted herein effective on and after such date of expiration or termination. To this end, Licensee will be deemed to have automatically assigned to Marvel upon such expiration or termination, all copyrights, trademarks and service mark rights, equities, good will, titles and other rights in or to the Property and all adaptations, compilations, modifications, translations and versions thereof, and (except for Licensee's house mark) all other trademarks and service marks used in connection therewith which have been or may be obtained by Licensee or which may vest in Licensee and which have not already been assigned to Marvel. Licensee shall upon the expiration or termination of this license execute any instruments requested by
Marvel to accomplish or confirm the foregoing, and hereby irrevocably appoints
Marvel as its attorney-in-fact to execute such instruments if Licensee does not do so. Any such assignment shall be without other consideration than the mutual covenants and considerations of this Agreement. In addition, upon and after such expiration or termination of this license for whatever reasons, Licensee will, except as specifically provided in Section 16(e) hereof, forthwith refrain from further use of the Property or Marvel's name, or any further reference to any of them, direct or indirect, or of anything deemed by Marvel to be similar to the
Property.

     (b) Return of Artwork. Upon termination or expiration of this Agreement for any reason whatsoever, Licensee shall return to Marvel's New York Office all artwork, including but not limited to all reproductions and all artwork specially produced for Licensee by Marvel or others, whether or not paid for by
Licensee.

     (c) No Release. The termination or expiration of this license shall not release an party of any obligation to pay any monies that became due or owing or arose out of any transaction prior to the date of termination or expiration, and all royalties on sales or shipments theretofore made shall become immediately due and payable with no part of the minimum royalty guarantee being repayable, and any balances of the minimum royalty guarantee owed to Marvel shall be immediately due and payable.

     (d) Inventory. Fifteen (15) days before the expiration of this license and, in the event of its termination, fifteen (15) days after receipt of notice of termination or the happening of the event which terminates this license where no notice is required, a statement executed by an officer of Licensee certifying the number and description of the Licensed Articles in inventory or in process shall be furnished by Licensee to Marvel's New York Office. Marvel shall have the right to take a physical inventory to ascertain or verify such inventory and statement, and Licensee's failure to furnish such statement or the refusal by
Licensee to submit to such physical inventory shall forfeit Licensee's right to dispose of such Licensed Articles as provided in Section 16(e) hereof.

     (e) Disposal. After expiration of this license, for the Post-Expiration
Disposal Period specified in Section 1(j), Licensee may, except as otherwise provided in this Agreement, dispose of, on a nonexclusive basis, and in compliance with all of the term and conditions hereof, including Section 13, those Licensed Articles which are on hand or in process at expiration or termination, provided royalties with respect to such Calendar Period are paid and Royalty Reports are furnished for such Calendar Period in accordance with
Section 5 hereof. Royalties on Net Sales during the Disposal Period may not be applied against any unearned balance of the Minimum Royalty Guarantee.
Notwithstanding anything to the contrary herein, Licensee shall not sell or dispose of any Licensed Articles after termination of this Agreement Pursuant to
Section 15.

     (f) Undisposed Licensed Articles. Upon expiration of termination of this license, or upon the expiration of the period for disposal permitted under the previous subsection, title to all remaining Licensed Articles, if any, and all tags, labels, packaging, advertising, promotional, and display materials therefor, and all molds, plates, engravings and/or mechanicals used to make any of the Licensed Articles or any of the aforesaid materials, shall be deemed to have automatically vested in Marvel. Licensee shall immediately deliver such remaining Licensed Articles, materials, and items to Marvel's New York office at no expense to Marvel, and Marvel shall have the right to enter the business premises of Licensee and take possession of them or Licensee shall destroy such
Licensed Articles, material and items if so requested by Marvel, and shall furnish Marvel's New York Office with a certificate of destruction executed by an officer of Licensee.

17. REMEDIES

     (a) General. In addition to the right to terminate, Marvel may, upon any default by Licensee, take whatever action it deems reasonably necessary to protect its rights and interests hereunder, and termination of this license shall be without prejudice to any rights or remedies which Marvel may otherwise have against Licensee.

     (b) Use after Termination, etc. Licensee acknowledges that its failure to cease the use of the Property or to cease sale or distribution of the Licensed
Articles at the termination or expiration of this License, except as expressly provided herein, will result in immediate and irreparable damage to Marvel and to the rights of any subsequent licensee. Licensee acknowledges and admits that there is no adequate remedy at law for such failure, and Licensee agrees that in the event of such failure, Marvel shall be entitled to injunctive relief and such other and further relief as any court with jurisdiction may deem just and proper.

     (c) Interest, Damages and Cost. In the event Licensee shall default in the payment of monies required to be paid to Marvel hereunder, in addition to any remedies which Marvel may have at law or in equity to recover any such monies as may be due and owing, Marvel shall be entitled to receive from Licensee interest on such monies as may be owing from date of default at a rate equal to three percent (3%) above the prime lending rate charged by Marvel's bank in New York on the date of default. In the event Licensee is in breach or default hereof, then Licensee shall be responsible for the damages and expenses caused Marvel thereby, including attorneys' fees, incurred by Marvel to enforce any of its rights hereunder, such as, for example, the seeking of a temporary restraining order or an injunction, or the obtaining of damages.

18. SUBCONTRACT MANUFACTURE

     Licensee may utilize a third party subcontract manufacturer approved in writing by Marvel in connection with the manufacture and production of the
Licensed Articles, provided that such subcontractor shall execute a letter in the form of Exhibit D attached hereto and by this reference made a part hereof.
In such event, Licensee shall remain primarily obligated under all of the provisions of this Agreement. In no event shall any such subcontract manufacturer agreement include the right to grant any further sublicenses.

19. GENERAL

     (a) Integrity of Agreement. This Agreement contains and embodies the entire agreement and understanding of the parties concerning the subject matter hereof.
No warranties, representations, understandings inducements, promises, guarantees, agreements or conditions, express or implied, not expressly contained herein, have been made or shall be enforceable by either party concerning the subject matter hereof or any relationship between the parties.
Nothing contained herein shall be deemed an express or implied warranty on the part of Marvel that efforts to gain copyright, trademark or service mark registration will be successful, or that the Property has or will in the future have any commercial value, and it is understood that no liability shall attach to Marvel for any failure to secure such registration, nor shall there be any modification hereof for such reason.

     (b) Relationship Between the Parties. The relationship between the parties hereto is that of licensor and licensee, and this Agreement is not to be construed as creating a partnership, joint venture, master-servant, principal-agent, or other relationship for any purpose whatsoever. Except as may be expressly provided herein, neither party may be held for the acts either of omission or commission of the other party, and neither party is authorized to or has the power to obligate or bind the other party by contract, agreement, warranty, representation or otherwise in any manner whatsoever.

     (c) Force Majeure. Licensee and Marvel shall be released from their obligations hereunder and this license shall terminate with respect to such territory, field or part thereof as to which governmental regulations or other causes arising out of a state of national emergency renders performance impossible, for a period of more than ninety (90) days, and one party so informs the other in writing of such causes and its desire to be released. In such event, all royalties on sales theretofore made with respect to such territory, field or part and all guarantees, prorated until the time of termination, shall, become immediately due and payable and no part of any Advance or Minimum Royalty
Guarantee shall be repayable.

     (d) Mailing Addresses. All notices, reports and statements to be given and all payments to be made hereunder, shall be given or made by first class,
Registered or Certified mail, or Federal Express or any overnight delivery service providing notice of receipt, at the respective addresses of the parties as set forth above, unless notification of a change of address is given in writing, and the date of mailing, as post-marked, shall be deemed the date the notice, report or statement is given. The mailing of a notice by Registered or
Certified mail shall constitute notice hereunder even in the event of refusal to accept by addressee.

     (e) Survival and Separability. Notwithstanding anything to the contrary herein, all provisions hereof are limited to the extent mandated by any applicable law or decisions. If any one or more paragraphs, clauses or other portions should ever be determined illegal, invalid or otherwise unenforceable by a court of competent jurisdiction or be illegal, invalid or invalidated or unenforceable within any jurisdiction by reason of any existing law or statute, then to that extent and within the jurisdiction in which is determined illegal, invalid or unenforceable it shall be limited, construed or severed and deleted herefrom, and the remaining portions hereof shall survive, remain in full force and effect and continue to be binding and shall not be affected except insofar as may be necessary to make sense hereof, and shall be interpreted to give effect to the intention of the parties insofar as that is possible.

     (f) Assignment or Sublicense. This Agreement and the license rights granted hereunder are personal to Licensee an shall not in any manner whatsoever be assigned, sublicensed, hypothecated, mortgaged, divided or otherwise encumbered by Licensee to or with any other person or entity without Marvel's prior written consent which it may withhold in its sole discretion but no such assignment by
Licensee shall release Licensee from any of its obligations or liabilities hereunder, however Licensee has Informed Marvel that Licensee has entered into a letter of intent with IVGG, IVGG Product Technologies, GeeWhiz, and Imagination
Quest (collectively referred to as "Merger Candidate"), involving a transaction the result of which will be the acquisition by the Merger Candidate of substantially all of the operating assets of Licensee, and the assumption by the
Merger Candidate of substantially all existing liabilities of Licensee (the
"Merger"). Marvel hereby consents to the Licensee's right to assign or otherwise transfer its rights and obligations to Merger Candidate, provided that Merger has taken place within nine (9) months of execution of this Agreement. Subject to the foregoing limitations, the parties agree that Merger will not be deemed a breach of any other provision of the License Agreement. In addition, Marvel agrees that all information vis-a-vis Merger in this Section 19(f) shall not be used or disclosed by Marvel for the Term of this Agreement and for one (1) year thereafter. Marvel agrees to treat such confidential information with the same degree of care as it uses with respect to Its own confidential or proprietary information of like importance and not to disclose the confidential information to any person, firm or corporation except to its employees who have a need to know such confidential information for purposes of accomplishing the purposes of this Agreement. This Agreement and the provisions hereof shall be binding at all times upon and inure to the benefit of the parties hereto, their successors and permitted assigns. Any attempted assignment in violation of the provisions hereof shall be void ab initio and the assignee shall obtain no rights by reason thereof.

     (g) Construction and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York applying to contracts fully executed and performed in New York. Licensee agrees to submit to jurisdiction in the courts (both Federal and State) of New York State for any action brought by Marvel or Licensee hereunder, to bring no action in any other
Court, and Licensee further agrees to accept service of process by mail at its above written address, and Licensee also designates the Secretary of State of
New York and the state of Licensee's incorporation to accept service of process by mail on behalf of Licensee. The titles and headings of the sections, subsections and other divisions of this Agreement are inserted merely for convenience and identification and shall not be used or relied upon in connection with the construction or interpretation of this Agreement.

     (h) No Waiver. None of the provisions hereof shall be deemed to be waived or modified, nor shall they be renewed, extended, altered, changed or modified in any respect except by an express agreement in writing duly executed by the party against whom enforcement of such waiver, modification, etc. is sought. The failure of either party hereto to object to the failure on the part of the other party to perform any of the terms, provisions or conditions hereof or to exercise any option herein given or to require performance on the part of the other party of any term, provision or condition hereof, or any delay in doing so, or any custom or practice of the parties at variance therewith, shall not constitute a waiver or modification hereof or of any subsequent breach or default of the same or a different nature, nor affect the validity of any part hereof, nor the right of either party thereafter to enforce the same, nor constitute a novation or laches.

     (i) Ethics. Licensee agrees that no part of the consideration paid pursuant to this Agreement shall be offered, paid or payable, directly or indirectly, to any governmental official, political party or official thereof, or any candidate for political office, for the purpose of influencing any art or decision of such person or party or inducing such person or party to use his or its influence to affect or influence any act or decision of any national, state or local government or instrumentality thereof. For the purposes of this Section (i), the term "governmental official" shall include any officer or employee of a national, state or local government, or any department, agency or instrumentality thereof, or any person acting in an official capacity of or on behalf of such government or department, agency or instrumentality.

     (j) Prevailing Languages. In the event of any conflict of interpretation between this Agreement and any translation, the original English version shall prevail.

20. WAIVER OF JURY TRIAL AND RIGHT TO COUNTERCLAIM

LICENSEE HEREBY WAIVES ALL RIGHT To TRIAL BY JURY IN ANY SUMMARY OR OTHER
ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONNECTED WITH
THIS AGREEMENT, AND ANY CLAIM OR INJURY OR DAMAGES. LICENSEE ALSO HEREBY WAIVES
ALL RIGHT TO ASSERT OR INTERPOSE A COUNTERCLAIM IN ANY SUMMARY PROCEEDING OR
OTHER ACTION OR PROCEEDING.

IN WITNESS WHEREOF, and intending to be legally bound thereby the parties hereto have caused this instrument to be duly executed as of the day and year first above written.

MARVEL CHARACTERS, INC.

By:  /s/ Allen Lipson

Name:  Allen Lipson

Title:  Vice President

Date:  8/31/01

LICENSEE:
FAMOUS FIXINS, INC.

By:  /s/ Jason Bauer

Name: Jason Bauer

Title: President

Date:  7/17/01

Attachments:

Licensed Articles List (Exhibit A)
Royalty Report Form (Exhibit B)
Work Made For Hire Letter Form (Exhibit C)
Subcontract Manufacturer Letter Form (Exhibit D)
Channels of Distribution (Exhibit E)

                                    Exhibit A

LICENSED ARTICLES

Liquid Candy Drops - Singles in Containers and Blister Packs

                                    EXHIBIT B

                             MARVEL CHARACTERS, INC.

                                 ROYALTY REPORT

                                    Exhibit C

     AGREEMENT made this        day of  200 between
residing at
(herein "Supplier") and
residing at                                                 (herein "Licensee").

     Licensee has been licensed by Marvel Characters, Inc. (herein "Marvel")
to produce and/or market certain merchandise based upon and utilizing literary and/or artistic properties owned by Marvel. Supplier wishes to have Licensee order or commission either written material or art work as a contribution to a collective Work to be used by Licensee pursuant to the license from Marvel.
Marvel has informed Licensee that Marvel will permit the preparation of such written material or art work only if it is commissioned on a work made-for-hire basis.

     THEREFORE, the parties agree as follows-

     In consideration of Licensee's commissioning and ordering from Supplier written material or art work and paying therefor, Supplier acknowledges, agrees and confirms that any and all work, writing, art work material or services, including all notes, sketches, drafts, etc. therefor (the "Work") which have been or are in the future created, prepared or performed by or on behalf of
Supplier for Licensee involving, based upon, utilizing, derived from, incorporating or referring to any properties, characters or materials of Marvel have been and will be specially ordered or commissioned for use as a contribution to a collective work; that the Work was produced under the supervision and control and pursuant to the direction of Licensee-, and that as such, the Work was and is expressly agreed to be considered a work made for hire pursuant to all copyright laws applicable to the Work.

     Supplier expressly grants to Licensee forever all worldwide rights of any kind and nature in and to the Work and agrees that as between Supplier and
Licensee, Licensee is the sole and exclusive copyright proprietor thereof throughout the world. Supplier perpetually agrees (i) not to contest Licensee's or Marvel's exclusive, complete and unrestricted ownership in and to the Work,
(ii) not to claim any ownership in the Work; (iii) not to use or exploit or claim the right to use or exploit the Work in any manner; and (iv) not to object to any exploitation or use of the Work or to any changes, modifications, or revisions to the Work made by or on behalf of Licensee or Marvel, and Supplier hereby waives any moral rights of any kind or nature in the Work.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and to the benefit of Marvel, and their respective heirs, successors, administrators and assigns.

     In WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

         Supplier                           Licensee
         By:                                By:
         Name:                              Name:
         Title:                             Title:
         Date:                              Date:

                                    Exhibit D

Dated

Marvel Characters, Inc.
c/o Marvel Entertainment Group, Inc.
10 East 40th Street
New York, NY 10016

     This letter will serve as notice to you that pursuant to Section 18 of the
License Agreement dated _____between you and _______, we have been engaged as the subcontract manufacturer for ________ in connection with the manufacture of the Licensed Articles defined in the aforesaid License Agreement. We hereby acknowledge that we have received a copy and are cognizant of the terms and conditions set forth in said License Agreement and hereby agree to be bound by those provisions of said License Agreement which are applicable to our function as manufacturer of the Licensed Articles, including but not limited to the right of Marvel, pursuant to Section 5(e) of the License Agreement, to examine our
Books of Account Records with respect to the manufacture of the Licensed
Articles. It is understood that this engagement as subcontract manufacturer is on a royalty-free basis, and that we have no right to sublicense or subcontract thereunder.

     We understand that our engagement as the subcontract manufacturer for
______ is subject to your approval. We request, therefore, that you sign in the space below, thereby showing your acceptance of our engagement as aforesaid.

Very truly yours,

-----------------------
(Manufacturer)

By:

Name:

Title:

Date:

Accepted:

Marvel Characters, Inc.

By:

Name:

Title:

Date:

                                    Exhibit E

                            CHANNELS OF DISTRIBUTION

1)       ALL RETAIL MARKETS

2)       MILITARY

                                    Exhibit F

                                   CHARACTERS

The following characters as they appear in the animated series X-Men Evolution:

All characters.

The following characters as they appear in Marvel's comic book publications limited to:

Spider Man and Friends: Aunt May, Felicia Hardy/Black Cat, Mary Jane Watson
Parker , Robbie Robertson , J. Jonah Jameson and Enemies: Dr. Octopus (01DO),
Green Goblin, Venom/Eddie Brock, Carnage.

X-Men includes: Beast, Cyclops, Gambit, Archangel, Jean Grey, Professor X,
Rogue, Storm, Wolverine, Iceman), Bishop, Cable, Deadpool. and Enemies:
Juggernaut, Magneto, Sabretooth, Mystique and Toad.

Generation X includes: Banshee, White Queen, M, Mondo, Chamber, Penance, Husk,
Synch, Skin, Jubilee and Enemies: Emplate.

Fantastic Four includes: Mr. Fantastic, The Thing, The Human Torch, The
Invisible Woman and Enemies: Dr. Doom, Galactus.

Silver Surfer and Friends: Shalla Bal Enemies: Galactus.

The Incredible Hulk. and Enemies: Abomination.

Avengers are Black Widow, Scarlet Witch, Captain America, Ironman, Crystal,
Quicksilver (01QS), Vision (01VI). Friends: Black Knight.

Captain America and Black Panther, Falcon, Deathlok.

Iron Man and Friends: Hawkeye (01 HW), War Machine, Scarlet Witch, U.S. Agent.

Thor and Friends: Baidar, Beta-Ray Bill, Odin Enemies: Celestials

Nick Fury and Friends: S.H.I.E.L.D. and Enemies: A.I.M., Hydra

Dr. Strange and Friends: Clea, Rintrah, Wong and Enemies: Baron Mordo,
Nightmare.

Ghost Rider and Friends: Morbius, John Blaze, Vengeance, Werewolf by Night and
Enemies: Lilith, Scarecrow, Blackout, Mr. Hyde.

Daredevil and Friends: Elektra and Enemies: Bullseye , Kingpin, The Hand,
Stiltman, Owl.

New Warriors include Darkhawk, Firestar, Justice, Namorita, Night Thrasher, Nova
PowerPax, Rage, Silhouette, Speedball.